EXHIBIT 10.7(a)

                           STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement (the "Agreement") is made and entered into as of this 19th day of August, 2004, by and among Allstars Marketing, Inc., a Florida corporation, or an entity controlled by them (the "Buyer"), and On Alert Systems, Inc., a Nevada corporation (the "Seller" or "OAS"), and any of its successors or assigns.


                               W I T N E S S E T H

     A. Seller desires to sell 88,000 shares of Common Stock of On Alert Systems, Inc., (the "Common Stock") to Buyer, and Buyer desires to acquire the Common Stock from Seller; and

     B. Seller is the valid owner/issuer of the securities to be sold to the Buyer (as described below).

     NOW THEREFORE, in consideration of the premises, the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:


                                   ARTICLE I
                                THE TRANSACTION

1.1 Purchase and Sale of Common Stock. Seller hereby agrees to sell the Common Stock to Buyer, and Buyer hereby agrees to purchase the Common Stock from Seller, free and clear of all liens, charges, encumbrances and security interests, for Six Thousand Fifty Dollars ($6,050) (the "Purchase Price"), the Fair Market Value of the Stock, as established by accounting norms and GAAP provisions, upon the terms and conditions set forth herein.

1.2 Closing. The closing shall take place at the offices of SearchPro Corporation, as Closing Agent for Buyer, in Fort Lauderdale, Florida, or such other location as may be mutually agreed.

1.3 Delivery of Common Stock at Closing. At the Closing, Seller shall make all deliveries required by Section 6.1(a) of this Agreement.

1.4 Payment of Purchase Price at Closing. At the Closing, Buyer shall make all of the deliveries required by Section 6.1(b) of this Agreement.

                                   ARTICLE II
              REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER

Seller hereby jointly and severally represent, warrant and covenant to Buyer as set forth in this Article II. Such representations, warranties and covenants shall be true as of the date of this Agreement, and as of the Closing.

2.1 Organization and Corporate Status of OAS. OAS is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. OAS has the corporate power to own or lease its properties and to carry on its business as now being conducted. OAS is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which it carries out its business. OAS has made available to Buyer a true and correct copy of its Articles of Incorporation and Bylaws, each as amended to date, as part of Exhibit 2.1, which also lists the directors and officers of OAS and all names under which OAS has transacted business as of the date of this Agreement.

2.2 OAS Capital Structure.

     (a) The authorized capital stock of OAS consists of 200,000,000 shares of authorized common stock, of which 25,500,000 shares are issued and outstanding as of the date of this Agreement, and 10,000,000 shares of authorized preferred stock, none of which are issued and outstanding as of the date of this Agreement ("OAS Preferred Stock"). OAS capital stock outstanding as of the date of this Agreement ("OAS Capital Stock") is held of record by the persons, with the addresses of record and in the amounts set forth on Exhibit 2.2(a) hereof. All outstanding shares of OAS Capital Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of OAS or any agreement to which OAS is a party or by which it is bound. All of the outstanding shares of OAS Capital Stock have been issued in compliance with all applicable federal and state securities laws. There are no declared or accrued but unpaid dividends or distributions of privately placed securities with respect to any shares of OAS Common Stock or OAS Preferred Stock. OAS has no other capital stock authorized, issued or outstanding. Seller owns both beneficially and of record, and has good and marketable title to, the OAS Common Stock, free and clear of any mortgage, pledge, lien, encumbrance, security interest, restriction, charge or claim of any kind (collectively, the "Liens"); and the OAS Common Stock is not subject to any restrictions or limitations prohibiting or restricting transfer, other than restrictions on transferability imposed generally on securities by federal or state securities laws. Seller has full right, power, and authority to sell and transfer the OAS Common Stock pursuant to this Agreement. The certificates representing the OAS Common Stock will at each Closing be genuine and, together with any supporting papers, will at such time be in such form as to enable OAS to reflect on its stock transfer books immediately, the transfer to Buyer of the shares of OAS Common Stock represented thereby.

     (b) There are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which OAS is a party or by which it is bound, obligating OAS to issue, deliver, sell, repurchase or redeem, or cause to be issued, sold, repurchased or redeemed, any shares of the OAS Capital Stock or obligating OAS to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call right, commitment or agreement.

     (c) All of the OAS Capital Stock has been issued in reliance upon and pursuant to validly exercised exemptions from registration; and OAS has complied with all applicable federal and state laws governing its periodic offering and issuance of such capital stock.

2.3 Subsidiaries. OAS does not have any subsidiaries or affiliated companies EXCEPT AS described in Exhibit 2.3, as attached.

2.4 Authority; Enforceability. OAS has all requisite power and authority to enter into this Agreement and to consummate the transaction contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of OAS. OAS's Board of Directors have unanimously approved this Agreement. This Agreement has been duly executed and delivered by the Seller and OAS and constitutes the valid and binding obligation of Seller and OAS, enforceable in accordance with its terms, except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity, and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally. The execution and delivery of this Agreement by Seller does not, and, as of the Closing, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit (a "Conflict") under: (i) any provision of the Articles of Incorporation or Bylaws of OAS; or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to OAS or it's properties or assets. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission (each a "Governmental Entity") or any third party, including a party to any agreement with OAS (so as not to trigger any Conflict) is required by or with respect to OAS in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) receipt by Buyer of any and all regulatory approval required from any federal or state instrumentality or any delegate or division thereof, to the change in ownership from Seller to Buyer, (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws; and (iii) such other consents, waivers, authorizations, filings, approvals and registrations which, if not obtained or made, would have a material impact on OAS.

2.5 Partnerships. OAS does not own an interest, directly or indirectly, in any general limited partnership or limited liability company.

2.6 Financial Statements. Seller has delivered to Buyer complete and correct copies of the "Financial Statements" attached as Exhibit 2.6 hereof. The Financial Statements (i) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods indicated, (ii) are accurate and complete in all material respects and fairly represent the financial position of OAS , and the results of operations and cash flows for the periods specified, and (iii) Seller has provided Buyer, upon the execution of this Agreement, with certificates of the chief financial officers of OAS certifying that such is the case. There are no material special or non-recurring items of income or expense during the periods covered by the Financial Statements except as expressly noted therein.

2.7 ERISA. There are no "Pension Plans" within the meaning of the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder ("ERISA"), which apply to OAS.

2.8 Litigation.

     (a) Exhibit 2.8 accurately identifies all actions or proceedings of any nature, including arbitrations, pending as of the date hereof by, against or with respect to Seller or OAS or any officer, director, employee or independent contractor of OAS before any court, governmental body, agency, self regulatory organization ("SRO") or arbitration tribunal other than proceedings disclosed on other exhibits to this Agreement. Except as disclosed in Exhibit 2.8 neither Seller nor OAS (nor any officer, director, employee or independent contractor of said entities) has received prior to the date hereof, notice of the commencement or pendency of any governmental or regulatory investigation, enforcement action or inquiry involving Seller or OAS, any officer, director, employee or independent contractor of OAS or involving any securities offered, solicited, sold, placed, underwritten or traded for their own account by OAS.

     (b) To the best of OAS's knowledge, except as disclosed in Exhibit 2.8, there is, as of the date hereof, no action or proceeding, whether threatened or pending, against Seller or OAS, which questions the validity or legality of this Agreement or any action taken or to be taken pursuant hereto or the consummation of the transactions contemplated hereby or which, if determined, would materially and adversely affect the business, financial condition or operations OAS.

     (c) Seller shall give Buyer prompt written notice of the commencement of any notice, demand, complaint, action, proceeding, inquiry or investigation involving Seller or OAS, or the officers, directors, employees, independent contractors or associated persons of OAS after the date hereof that would be required to be described on Exhibit 2.8 had such notice, demand, complaint, action, proceeding, inquiry or investigation been initiated on the date hereof, as such matters could reasonably be expected to have a material effect upon the financial condition, operations or business of OAS.

     (e) Exhibit 2.8 accurately identifies all settlements, compromises, releases and consent orders to which Seller or OAS are parties and which have not been satisfied in full as of the date hereof.

2.9 Compliance with Instruments, Laws, Etc. OAS is not in violation and has not received any notice of a violation of (a) any provision of its Charter or Bylaws, or any agreement pertaining to indebtedness, (b) any provision of any other obligation, contract, commitment, or other agreement, or (c) any federal or state law, regulation, rule or administrative order.

2.10 Status of Licenses.

     (a) OAS has all state, federal and local licenses that are necessary for their businesses and operations.

     (b) Except as identified on Exhibit 2.10, all other material permits, concessions, grants, franchises, and other governmental authorizations and approvals necessary for the conduct of the businesses of OAS, as currently conducted, have been duly obtained, are in full force and effect, have not been suspended, modified, canceled or revoked, and OAS has operated and, until each Closing, will continue to operate in compliance with all applicable renewals thereof.

     (c) Except as described in Exhibit 2.10, neither Seller nor OAS has notice of, and there is not pending, as of the date hereof, any application, petition, objection, or other pleading with the governmental body having jurisdiction or authority over any part of the business or operations of OAS, which question the validity of or contests any License or which, if accepted or granted, would result in the revocation, cancellation, suspension, or any material adverse modification of any license, permit, concession, grant, franchise, or other License of OAS.

     (d) Seller shall give Buyer prompt written notice of the filing of any material application, petition, objection or other pleading after the date hereof that would be required to be described on Exhibit 2.10 had such action occurred prior to the date hereof.

2.11 Patents, Trade Names, Trademarks, Licenses, Etc.

     OAS owns, has a license, or otherwise has the right to use any patents, trademarks, trade names, copyrights, technology, know-how and processes which are material to the conduct of its business as currently conducted.

2.12 No Undisclosed Liability. As of the date of the most recent Financial Statements , and as of the Closing, OAS has no liabilities, whether absolute, accrued, contingent or otherwise, whatsoever which are required under generally accepted accounting principles to be disclosed or reserved in connection within the Financial Statements.

2.13  Taxes and Tax Returns.

     All federal, state, local, and foreign tax reports and returns required to be filed by or on behalf of OAS have been duly filed on a timely basis and all taxes including, without limitation, income, gross receipts, ad valorem, value added, turnover, sales, use, personal property (tangible and intangible), stamp leasing, lease, user, leasing, excise, franchise, transfer, fuel, excess profits, occupational (including, without limitation, deposits required by law to be made with respect to withholding taxes for employees) and interest equalization, and other charges of federal, state, local at foreign taxing authorities, including all interest and penalties or late charges on the foregoing (the "Taxes") have been duly paid. Seller and OAS, believe in good faith that all such reports and returns, relating to OAS, have been prepared in accordance with all laws

2.14 Full Disclosure. Except as disclosed in this Agreement, and to the best of the Seller's knowledge, no fact exists which Seller or OAS have not disclosed to Buyer which has or would reasonably expect to have a material adverse effect on the consummation of the transactions contemplated hereby or on the financial condition, operations, or business of either OAS .

Seller, OAS, and the officers and directors of OAS have not been (and are not aware of any circumstance which would result in their being) investigated by, not been the subject of inquiry or an enforcement action by and not been sanctioned by or entered into any consent order or settlement with any state or federal agency or administrative body or any self regulatory organization.

2.15 Maintenance of Books and Records. OAS had consistently maintained all corporate governance records and instruments; capital stock transfer records; financial and accounting records; tax records; and records reflecting the sales and development of products in the ordinary course of business.

2.16 Seller's and OAS's Representations and Warranties. Neither Seller nor OAS knows of any fact which would cause any representation or warranty of Seller or OAS contained in this Agreement to be other than true and complete.


                                  ARTICLE III
               REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER

Each Buyer represents, warrants and covenants, as set forth in this Article III. Such representations, warrants and covenants shall be true as of the date of this Agreement, as of the Closing.

3.1 Authority; Enforceability. Buyer has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. Buyer has taken all action required by law or otherwise to authorize the execution and delivery of this Agreement and the consummation of transactions contemplated hereby. This Agreement constitutes the valid and binding obligation of Buyer enforceable in accordance with its terms.

3.2 No Violation. Neither the execution and delivery of this Agreement nor the consideration of the transactions contemplated hereby will:

     (a) Violate, be in conflict with, constitute a default (or event which, with or without due notice or of time, or both, would constitute a default) under, or require the consent or approval of any other person under, or cause or permit the acceleration of the maturity of, any debt, obligation, contract, commitment or other agreement (i) to which Buyer is a party, and
     (ii) which is material to the business or financial condition of Buyer;

     (b) Result in the creation or imposition of any Lien upon any property or assets of Buyer under any debt, obligation, contract, commitment other agreement to which Buyer is a party or by which Buyer is contractually bound; or

     (c) Violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority or arbitration tribunal binding upon Buyer.

3.3. Investment Intent. Buyer is acquiring the OAS Common Stock for its own account and not with a view to, or for resale in connection with, the distribution thereof. Buyer has executed, in conjunction herewith, the representations provided in Exhibit 3.3 attached hereto.

3.4 Litigation. There is on the date hereof no action, suit or proceeding pending or, to Buyer's knowledge, threatened against or involving Buyer before any court, governmental agency or arbitration tribunal, which, if determined, would materially and adversely affect the ability of Buyer to consummate the transactions provided for herein. Buyer is not in violation of any term of any judgment, decree, injunction or order outstanding against it or them, which violation would have a material and adverse effect on the ability of Buyer to consummate the transactions provided for herein. Buyer shall give Seller prompt written notice of the commencement of any action, proceeding or investigation involving Buyer after the date hereof that would, if adversely determined, materially and adversely affect the ability of Buyer to consummate the transactions provided for herein.

3.5 Compliance with Instruments, Laws, Etc. To the best of Buyer's knowledge, Buyer is not in violation of and has not received any notice of violation which would have a material adverse effect on (a) any provision of any agreement pertaining to indebtedness, (b) any material provision of any other obligation, contract, commitment, or other agreement, or (c) any material federal or state law, regulation, rule or administrative order.

3.6 Buyer's Representations and Warranties. Buyer knows of no fact which would cause any representation or warranty of Buyer contained in this Agreement to not be true and complete.

3.7 Indemnification of Actions of Buyer. Buyer shall indemnify Seller of any actions, direct or indirect, created or resulting from actions by the Buyer subsequent to the Closing as provided in Article 8 hereof.

3.8 Full Disclosure. Except as disclosed in this Agreement, and to the best of the Buyer's knowledge, no fact exists which Buyer has not disclosed to Seller which has or would reasonably expect to have a material adverse effect on the consummation of the transactions contemplated hereby, or on the financial condition of the Buyers.


                                   ARTICLE IV
                              COVENANTS OF SELLER

4.1 Access and Information. Prior to the Closing, the Seller, upon reasonable notice, will allow the Buyer, its counsel, or representatives, (i) to have access, during normal business hours, to the books and records of OAS, (ii) to discuss its affairs, finances and accounts with its officers and accountants, and (iii) to be furnished all such information concerning the business and affairs of OAS as Buyer or its representatives may reasonably request.

4.2 Best Reasonable Efforts. Seller shall use its best reasonable efforts to consummate the transactions contemplated by this Agreement and to obtain as quickly as practicable the certificates, exemption, registration or documents required for consummation.

4.3 Disclosure as to Representations and Warranties. Seller shall promptly inform Buyer in writing if at any time Seller or OAS shall become aware of any fact which would cause any representation or warranty of Seller contained in this Agreement or in any certificate delivered pursuant hereto to not be true and complete at and as of such time.


                                   ARTICLE V
                               COVENANTS OF BUYER

5.1 Best Reasonable Efforts. Buyer shall use its best reasonable efforts to consummate the transactions contemplated by this Agreement.

5.2 Non-Disclosure of Events and Business of OAS; Solicitation. Unless and until this Agreement is terminated in accordance with its terms, and until the Closing, Buyer or its officers, directors, agents, or affiliates will not take any action to (i) participate in negotiations with, or provide information concerning OAS, its assets, liabilities, or business to any person (including any "person" as defined in Section 13(d)(3) of the Exchange Act) in connection with any event, financing or capital transaction, except as specifically authorized in writing by the Seller; (ii) disclose any information concerning OAS, its assets, liabilities, or business to any person (including any "person" as defined in Section 13(d)(3) of the Exchange Act) , except as specifically authorized in writing by the Seller.

5.3 Disclosure as to Seller's Representations and Warranties. Buyer shall promptly inform Seller if at any time Buyer shall become aware of any fact which would cause any representation or warranty of Buyer contained in this Agreement to not be true and complete at and as of such time.

                                   ARTICLE VI
                             CONDITIONS TO CLOSING

6.1 Conditions Precedent to Closing.

     (a) Buyer's Conditions. Buyer's obligation to carry out the Closing shall be subject to satisfaction of all of the conditions set forth in this Subsection 6.1(a) (unless expressly waived in writing by it at, or any time prior to, the Closing):

     (i) The representations and warranties of Seller and OAS contained in this Agreement or in any certificate delivered pursuant hereto by or on behalf of Seller or OAS, shall have been true and complete when made and shall also be true and complete at and as of the time of Closing.

     (ii) Seller and OAS shall have caused all of their covenants, agreements, and conditions required by this Agreement to be performed or complied with by each of them prior to or at the Closing to be so performed or complied with.

     (iii)No action or proceeding shall have been instituted and remain pending by or before any court or other governmental body or arbitration tribunal seeking, and there shall not be in effect any injunction, order or decree of a court of competent jurisdiction the effect of which is, (1) to restrain or prohibit or to recover damages in respect of the transactions contemplated by this Agreement, (2) to revoke or suspend any material license, permit, order or approval, or (3) to question the validity or legality of this Agreement or any action taken or to be taken pursuant hereto or the consummation of the transactions contemplated hereby, and there shall be no such action or proceeding pending which, if adversely determined, would materially and adversely affect, or an injunction, order or decree in effect which materially and adversely affects, the business, financial condition and operations of OAS .

     (iv) Since the date of the most recent Financial Statements , there shall not have been any material adverse change in the business, financial condition or operations of OAS.

     (vi) All corporate proceedings in connection with the transactions contemplated by this Agreement, and all documents and instruments incident thereto, shall be reasonably satisfactory in all material respects in substance and form to Buyer.

     (vii)The results of Buyer's due diligence of OAS shall be satisfactory to Buyer in its sole discretion.

     (viii) Seller shall have delivered, or be prepared to deliver, to Buyer, the following agreements, documents and records:

          (1) a certificate dated as of the Closing, signed by Seller, certifying as to the fulfillment of the conditions set forth in clauses (i) and (ii) of this Subsection 6.1(a).

          (2) a certificate dated as of the Closing, signed by the Chief Executive Officer or President of OAS, certifying as to the fulfillment of the conditions set forth in clauses (i) and (ii) of this Subsection 6.1(a).

          (3) stock certificates representing the fully paid and non-assessable Common Stock of OAS, endorsed for transfer to Buyer, or accompanied by a proper and duly executed instrument of assignment to Buyer, having all necessary stock transfer stamps attached .

          (4) a Registration Rights Agreement, the form of which is attached herein as Exhibit 6.1 (a) (viii) 4, which describe the Buyers registration rights pertaining to the stock purchased hereto.

     (b) Seller's Conditions. Seller's obligation to carry out the Closing shall be subject to satisfaction of all of the conditions set forth in this Subsection 6.1(b) (unless expressly waived in writing by it at, or any time prior to, the Closing):

     (i) The representations and warranties of Buyer contained in this Agreement or in any certificate delivered pursuant hereto by or on behalf of Buyer shall have been true and complete when made and shall also be true and complete at and as of the time of Closing.

     (ii) Buyer shall have caused all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing to be so performed or complied with.

     (iii)There shall not be in effect any injunction, order or decree of a court of competent jurisdiction that prohibits or delays consummation of the sale of the OAS Common Stock by Seller and no action or proceeding alleging that the consummation of the sale of the OAS Common Stock by Seller violates or will violate any federal or state law, rule or regulation shall have been instituted by or before any court or governmental body to restrain or prohibit Seller from selling, or to recover damages from Seller in respect of the sale of the OAS Common Stock, unless Buyer elects to fully indemnify and defend Seller in respect thereof.

     (iv) All corporate proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident thereto, shall be reasonably satisfactory in all material respects in substance and form to Seller.

     (v) Buyer shall have delivered, or be prepared to deliver, to Seller, the following agreements, documents and records:

          (1) a certificate dated as of the Closing, signed by Buyer, certifying as to the fulfillment of the conditions set forth in clauses (i) and (ii) of this Subsection 6.1(b).

          (2) Six Thousand Fifty Dollars ($6,050) by wire transfer or other immediately available funds which shall be paid by Buyer to the Seller at the Closing.

6.2  Conditions Precedent to Closing.

     (a) Buyer's Conditions. Buyer's obligation to carry out the Closing shall be subject to satisfaction of all of the conditions set forth in this Subsection 6.2(a) (unless expressly waived in writing by it at, or any time prior to, the Closing):

     (i) The representations and warranties of Seller and OAS contained in this Agreement or in any certificate delivered pursuant hereto by or on behalf of Seller and OAS shall have been true and complete when made and shall also be true and complete at and as of the time of Closing.

     (ii) Seller and OAS shall have caused all of their covenants, agreements, and conditions required by this Agreement to be performed or complied with by each of them prior to or at the Closing to be so performed or complied with.

     (iii)No action or proceeding shall have been instituted and remain pending by or before any court or other governmental body or arbitration tribunal seeking, and there shall not be in effect any injunction, order or decree of a court of competent jurisdiction the effect of which is, (1) to restrain or prohibit or to recover damages in respect of the transactions contemplated by this Agreement, (2) to revoke or suspend any material license, permit, order or approval, or (3) to question the validity or legality of this Agreement or any action taken or to be taken pursuant hereto or the consummation of the transactions contemplated hereby, and there shall be no such action or proceeding pending which, if adversely determined, would materially and adversely affect, or an injunction, order or decree in effect which materially and adversely affects, the business, financial condition and operations of OAS .

     (iv) All corporate proceedings in connection with the transactions contemplated by this Agreement, and all documents and instruments incident thereto, shall be reasonably satisfactory in all material respects in substance and form to Buyer.

     (v) Seller shall have delivered, or be prepared to deliver, to Buyer, the following agreements, documents and records:

          (1) a certificate dated as of the Closing, signed by Seller, certifying as to the fulfillment of the conditions set forth in clauses (i) and (ii) of this Subsection 6.2(a).

          (2) a certificate dated as of the Closing, signed by the Chief Executive Officer or President of OAS, certifying as to the fulfillment of the conditions set forth in clauses (i) and (ii) of this Subsection 6.2(a).

     (b) Seller's Conditions. Seller's obligation to carry out the Closing shall be subject to satisfaction of all of the conditions set forth in this Subsection 6.2(b) (unless expressly waived in writing by it at, or any time prior to, the Closing):

     (i) The representations and warranties of Buyer contained in this Agreement or in any certificate delivered pursuant hereto by or on behalf of Buyer shall have been true and complete when made and shall also be true and complete at and as of the time of Closing.

     (ii) Buyer shall have caused all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing to be so performed or complied with.

     (iii)There shall not be in effect any injunction, order or decree of a court of competent jurisdiction that prohibits or delays consummation of the sale of the OAS Common Stock by Seller and no action or proceeding alleging that the consummation of the sale of the OAS Common Stock by Seller violates or will violate any federal or state law, rule or regulation shall have been instituted by or before any court or governmental body to restrain or prohibit Seller from selling, or to recover damages from Seller in respect of the sale of the OAS Common Stock, unless Buyer elects to fully indemnify and defend Seller in respect thereof.

     (iv). The occurrence of an event described in 6.1(a)(4).

     (v) Buyer shall have delivered, or be prepared to deliver, to Seller, a certificate dated as of the Closing, signed by Buyer, certifying as to the fulfillment of the conditions set forth in clauses (i) and (ii) of this Subsection 6.1(b).


                                  ARTICLE VII
                            POST-CLOSING OBLIGATIONS

7.1 Cooperation. Following the Closing, Buyer and Seller shall cooperate in the execution of any documents, and the taking of any actions which are reasonable and necessary to effectuate the transaction contemplated by this Agreement and the achievement of its intended objectives.


                                  ARTICLE VIII
                      INDEMNIFICATION AND CONFIDENTIALITY

8.1 Indemnification by Seller. Seller hereby indemnifies and agrees to hold Buyer harmless from, against, and in respect of:

     (a) Any and all loss, liability, or damage suffered or incurred by Buyer by reason of any untrue representation, breach of warranty or nonfulfillment of any covenant or agreement by Seller or OAS contained in this Agreement or in any certificate delivered to Buyer pursuant hereto;

     (b) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses including, without limitation, reasonable legal fees and expenses, incident to any of the foregoing or incurred in attempting to oppose the imposition thereof or in connection with any investigation thereof, or in enforcing this indemnity, but only as a result of Seller's actions.

8.2 Indemnification by Buyer. Buyer hereby indemnifies and agrees to hold Seller harmless from, against, and in respect of (and shall on demand reimburse Seller for):

     (a) Any and all loss, liability, or damage suffered or incurred by Seller by reason of any untrue representation, breach of warranty or nonfulfillment of any covenant or agreement by Buyer contained in this Agreement or in any certificate delivered to Seller pursuant hereto;

     (b) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses including, without limitation, reasonable legal fees and expenses, incident to any of the foregoing or incurred in attempting to oppose the imposition thereof or in connection with any investigation thereof, or in enforcing this indemnity, but only as a result of Buyer's actions.

8.3 Third Party Claims. In order for Buyer and Seller as the case may be (the "Indemnified Parties"), to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim made by any person, firm, governmental authority or corporation against the Indemnified
Party (a "Third Party Claim"), such Indemnified Party must notify the indemnifying party in writing of the Third Party Claim within a reasonable time after receipt by such Indemnified Party of written notice of the Third Party Claim unless the indemnifying party shall have previously received knowledge thereof, but the failure to so notify the indemnifying party shall not relieve it of any liability that it may have to any Indemnified Party except to the extent the indemnifying party demonstrates that it is prejudiced thereby.
Thereafter, the Indemnified Party shall deliver to the indemnifying party, within a reasonable time after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim.

     (a) If a Third Party Claim is made against the Indemnified Party, the indemnifying party will be entitled to participate in the defense thereof, and if it so chooses, to assume the defense thereof with counsel selected by the indemnifying party. Should the indemnifying party so elect to assume the defense of a Third Party Claim, the indemnifying party will not be liable to the Indemnified Party for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof, other than reasonable costs of investigation. If the indemnifying party elects to so assume the defense of a Third Party Claim, the Indemnified Party (i) will cooperate in all reasonable respects with the indemnifying party in connection with such defense, (ii) will not admit any liability with respect to, or settle, compromise, or discharge, any Third Party Claim without the indemnifying party's prior written consent, and (iii) will agree to any settlement, compromise, or discharge of a Third Party Claim which the indemnifying party may recommend if (1) the sole relief provided against the Indemnified Party is monetary damages which are paid by the indemnifying party and the Indemnified Party is completely released in connection with such Third Party Claim, and (2) such settlement, compromise or discharge involves no finding or admission of any violation of law or of the rights of any person or of any breach of any agreement by the Indemnified Party;

     (b) In the event the indemnifying party shall assume the defense of any Third Party Claim, the Indemnified Party shall be entitled to participate in (but not control) such defense with its own counsel at its own expense. If the indemnifying party does not assume the defense of any such Third
     Party Claim within a reasonable time under the circumstances, the Indemnified Party may defend the same in such manner as it may deem appropriate, including, but not limited to settling such claim or litigation after giving notice of same to the indemnifying party on such terms as the Indemnified Party may deem appropriate, and the indemnifying party will promptly reimburse the Indemnified Party; and

     (c) Notwithstanding the foregoing, if an Indemnified Party determines in good faith that there is reasonable probability that an action may materially and adversely affect it or its affiliates other than as a result of monetary damages, such Indemnified Party may, by notice to the indemnifying party, but the indemnifying party shall be entitled to participate therein (with control remaining with the Indemnified Party) and shall not be bound by any determination of an action so defended or any compromise or settlement thereof effected without its consent (which shall not be unreasonably withheld).

8.4 Confidentiality.

     (a) For a period of three years from the date of this Agreement, Seller will hold in confidence and use its reasonable efforts to have all its affiliates, employees, agents, representatives, lenders and capital providers hold in confidence all of the books, records, financial information, business plans, operating plans, or other knowledge or information of a confidential or proprietary nature (the "Confidential Information") with respect to Buyer and, if the Closing does occur, with respect to OAS and will not disclose, publish, use (except as required in connection with the transaction contemplated by this Agreement), or permit others to disclose, publish, or use the same; provided, however, that the foregoing restriction shall not apply to any Confidential Information which
     (i) becomes generally available to the public in any manner or form through no fault of Seller, (ii) is independently developed by Seller without benefit of the above-described information, or rightfully received from another source on a non-confidential basis, (iii) is released for disclosure with Buyer's consent, (iv) is required to be provided, published or used by law, or by a court or a governmental agency (Seller agrees to give Buyer prior notice of any such required disclosure so as to afford Buyer at its expense the opportunity to seek an appropriate protective order), (v) is necessary in connection with a bona fide dispute in order to seek an appropriate protective order; or (vi) is necessary in connection with a bona fide dispute in order to establish rights under this Agreement. In the event either Closing does not occur, Seller shall promptly return to Buyer all Confidential Information and non-public documents obtained from Buyer and any copies of such documents made for or by Seller.

     (b) For a period of three years from the date of this Agreement, Buyer will hold in confidence and use its reasonable efforts to have all its affiliates, employees, agents, representatives, lenders and capital providers hold in confidence all of the books, records, financial information, customer lists, business plans, operating plans, or other knowledge or information of a confidential or proprietary nature (the "Confidential Information") with respect to Seller and, if the Final Closing does not occur, with respect to OAS and will not disclose, publish, use (except as required in connection with the transaction contemplated by this Agreement), or permit others to disclose, publish, or use the same; provided, however, that the foregoing restriction shall not apply to any Confidential Information which (i) becomes generally available to the public in any manner or form through no fault of Buyer, (ii) is independently  developed by Buyer  without  benefit of the  above-described information, or rightfully received from another source on a non-confidential basis, (iii) is released for disclosure with Seller's consent, (iv) is required to be provided, published or used by law, or by a court or a governmental agency (Buyer agrees to give Seller prior notice of any such required disclosure so as to afford Seller at its expense the opportunity to seek an appropriate protective order), (v) is necessary in connection with a bona fide dispute in order to seek an appropriate protective order; or (vi) is necessary in connection with a bona fide dispute in order to establish rights under this Agreement. In the event either Closing does not occur, Buyer shall promptly return to Seller all Confidential Information and non-public documents obtained from Seller and OAS and any copies of such documents made for or by Buyer.

     (c) In the event that any consent or waiver of compliance with any provision hereof shall be effective only if in writing, and no such consent or waiver shall be deemed to extend beyond the particular subject thereof.

     (d) If any provision of this Section 8.4 is determined to be void or unenforceable, the remaining provisions shall nonetheless constitute valid and enforceable obligations of the parties hereto.

8.5 Specific Performance. In the event of any breach or threatened breach by either party of the provisions of Section 8.4 of this Agreement and notwithstanding any available damage remedy, the other party shall be entitled in respect thereof to an injunction or other appropriate order (without the necessity of setting any bond in connection therewith or demonstrating that any harm will result from this breach thereof) restraining such party from violating such provisions or requiring such party to perform its obligations hereunder. In the event that any court with competent jurisdiction determines such provisions to be too broad to enforce as written, such court is authorized by the parties to construe and enforce such provisions only to the broadest extent permitted by law.


                                   ARTICLE IX
                               GENERAL PROVISIONS

9.1 Survival of Representations and Warranties. Each representation and warranty, covenant and agreement made by either party hereto in this Agreement or in any document, certificate, or other instrument delivered pursuant to this Agreement shall survive each Closing.

9.2 Notices. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given (i) on the date delivered personally or by confirmed facsimile as set forth below; (ii) two (2) days after being sent by Express Mail or such other similar service (i.e., Federal Express) and addressed as set forth below; or (iii) four (4) days after being mailed by certified or registered mail, return receipt requested, postage prepaid, and addressed as set forth below, as follows:

    If to Seller:    On Alert Systems, Inc.
                     5147 South Harvard, Suite 138,
                     Tulsa, Ok. 74135
                     Fax  918-493-6234

With a copy to

    If to Buyer:    Allstars Marketing, Inc.
                    Attn: D.M. Legay
                    20423 State Rd #7,  F-6,
                    Suite 491
                    Boca Raton, Fl. 33498-6747
                    Facsimile: 561-482-1209

With a copy to:     SearchPro Corporation
                    Attn: Michael Scillia
                    50 NE 26th Ave
                    Suite 201
                    Pompano Beach, Fl. 33062
                    Facsimile: 954-202-9988

or to such other address as a party shall have designated to the other by like notice.

9.3 Entire Agreement, Amendments. This Agreement (i) constitutes the entire agreement of the parties hereto and supersedes all prior agreements, understandings, representations or warranties, both written and oral, between the parties with respect to the subject matter hereof; and (ii) may be amended or modified only by a written instrument executed by the parties hereto.

9.4 Expenses. Except as otherwise expressly herein provided, each party to this Agreement shall pay its own expenses (including, without limitation, the fees and expenses of its agents, representatives, counsel and accountants) incidental to the preparation and carrying out of this Agreement. Seller and OAS, on the one hand, and Buyer on the other, shall pay their respective expenses before the Closing; and said respective expenses shall not become the other party's obligation after the Closing.

9.5 Transfer Taxes. Any and all sales, documentary, conveyance or the transfer taxes levied by any federal, state, or local government or authority which become payable by reason of the sale and purchase of the OAS Common Stock at each Closing (excluding any taxes based on income) shall be the responsibility of Buyer.

9.6 Brokers. Each party represents to the other that it has not used the services of a broker and that no broker or finder shall be entitled to any compensation in connection with the transaction contemplated by this Agreement by reason of such party's actions. Seller agrees to indemnify Buyer against any claim by any third person for any commission, brokerage fee, finder's fee or other payment alleged to be due as a result of this transaction based upon any alleged agreement or understanding between such third person and Seller or OAS, whether expressed or implied from the actions of Seller or its agents. Buyer agrees to indemnify Seller against any claim by any third person for any commission, brokerage fee, finder's fee or other payment alleged to be due as a result of this transaction based upon any alleged agreement or understanding between such third person or Buyer, whether expressed or implied from the actions of Buyer or its agents.

9.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.8 Parties in Interest. This Agreement shall inure to the benefit of and be binding upon Buyer and Seller and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies under or by reason of this Agreement.

9.9 Applicable Law. This Agreement and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with and governed by the laws of the State of Florida without giving effect to its choice of law provisions.

9.10 Waiver. No provision in this Agreement shall be deemed waived by course of conduct, including the act of Closing, unless such waiver is in writing signed by all parties and stating specifically that it was intended to modify this Agreement.

9.11 Exhibits. The exhibits attached hereto shall be deemed to be incorporated by reference to this Agreement as if fully set forth herein.

9.12 Announcements. Except to the extent required by law, prior to the Closing neither party shall make any public announcement or other disclosure with respect hereto or the transactions contemplated hereby or disclose the terms hereof to any third party without the consent of the other, which consent shall not be unreasonably withheld; provided, however, that nothing contained herein will prevent any party from promptly making all filings with applicable governmental entities that may, in its reasonable judgment, be required or advisable in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement so long as such party gives timely notice to the other parties of the anticipated disclosure and cooperates with the other parties in designing reasonable procedural and other safeguards to preserve, to the maximum extent possible, the confidentiality of all information furnished by the other parties pursuant to this Agreement.


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above-written.

          Seller: On Alert Systems, Inc.

               /s/ William Robinson
               -----------------------------------
               William Robinson, CEO


          Buyer: Allstars Marketing, Inc.

               By: /s/ D.M. Legay
               -----------------------------------
               D.M. Legay, President

                              SCHEDULE OF EXHIBITS


Exhibit Number       Description of Exhibit

  2.1                  Articles and Bylaws of OAS, etc.
  2.2                  OAS Capitalization; Ownership
  2.3                  Subsidiaries
  2.6                  OAS Financial Statements, etc.
  2.8                  Litigation
  2.10                 OAS Licenses, etc.
  3.3                  Investment Intent Rep Letter
  6.1 (a) (viii) 4     Registration Rights Agreement
  7.1                  Post Closing ItemBusiness Plan of Seller

                                   EXHIBIT 2.1
                              ARTICLES AND BY-LAWS




See attached Articles and By-Laws


Officers and Directors of OAS

                                  EXHIBIT 2.2

                               OAS CAPITALIZATION



OAS , a Nevada corporation, has two hundred million (200,000,000) common shares authorized and twenty-five million five hundred thousand (25,500,000) common shares outstanding, and ten million (10,000,000) preferred shares authorized and none outstanding, both as of record on the books of the corporation as of the date of this Agreement.


     (a)  ownership of shares of OAS

          18,750,000 by Proxity Digital Networks, Inc.
           6,750,000 by Cherokee Partners, LLC

                                   EXHIBIT 2.6
                            OAS FINANCIAL STATEMENTS


1) Balance Sheets, Income and Expense and Cash Flow Statements for 2003 and Through June 2004

                                   EXHIBIT 2.8
                                   LITIGATION



     Letter from OAS Counsel attached hereto

                                   EXHIBIT 2.3
                                  SUBSIDIARIES

                                  EXHIBIT 2.10
                                  OAS LICENSES

                                  EXHIBIT 3.3
                    Investment Intent Representation Letter


Security Compliance. Buyer hereby represents to OAS and/or Seller that:

     (i) Buyer is acquiring the Shares in a private transaction, for Buyer's own account and for investment purposes and not with a view to the immediate public resale or distribution.

     (ii) Buyer will not sell, transfer or otherwise dispose of the Shares except in compliance with the Securities Act. Buyer acknowledges that OAS/Seller is issuing and/or delivering the Shares in reliance on exemptions, including but not limited to Section 4(2) of the Securities Act.

     (iii) Buyer acknowledges that it has been furnished with disclosure documents that Buyer feels are necessary to make an economic decision to acquire the Shares.

     (iv) Buyer further acknowledges that it has had an opportunity to ask questions of and receive answers from duly designated representatives of OAS concerning the financial status of the issuer and the securities.

     (v) By reason of Buyer's knowledge and experience in financial and business matters in general, and investments in particular, Buyer is capable of evaluating the merits and bearing the economic risks of an investment in the securities and fully understands the speculative nature of the securities and the possibility of loss.

     (vi) The present financial condition of Buyer is such that it is under no present or contemplated need to dispose of any portion of the securities to satisfy an existing or contemplated undertaking, need or indebtedness.



Buyer:  Allstars Marketing, Inc.


By: /s/ D.M. Legay
----------------------------------------
D.M. Legay, President

                                  EXHIBIT 7.1
                            BUSINESS PLAN OF SELLER


     By the mutual agreement of the Seller and the Buyer, the Business Plan shall be provided by the Seller to the Buyer within 30 days of the execution of this Agreement.

                     EXHIBIT 6.1 (a) (viii) 4 *************
                     FORM OF REGISTRATION RIGHTS AGREEMENT



Attached hereto

The Registration Rights Agreement between On Alert Systems and Buyer, which is essentially identical in terms and conditions as the RRA between On Alert Systems and all Shareholders pursuant to the PSC Equipment, Inc. Equipment Purchase Agreement dated May 31, 2004, is attached below.